Exhibit 99.1

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

      The following unaudited pro forma combined condensed statement of operations (the "Condensed Statement") has been prepared to give effect to the portion of Universal Studios, Inc.'s ("Universal") domestic television production and distribution businesses ("UTV"), including USA Networks ("USAN"), and the pro forma results of operations, acquired by USA Networks, Inc. ("USAi") on February 12, 1998 (the "Universal Transaction").

      The Condensed Statement reflects certain assumptions regarding the Universal Transaction and is based on the historical consolidated financial statements of Universal Television Group. The Condensed Statement, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the audited and unaudited historical combined financial statements, including the notes thereto, of Universal Television Group and USAN, which are incorporated by reference from USAi's Current Report on Form 8-K dated May 1, 1998 and from USAi's Proxy Statement dated January 12, 1998.

      The Condensed Statement gives effect to the Universal Transaction as if it had occurred on January 1, 1997.

      The historical combined financial statements of Universal Television Group include UTV and other television programming which Universal has retained. Excluded programming includes substantial television productions owned by Universal as part of its television library (such as series no longer in production, "made for television" movies, animated programs, action adventures and certain talk shows and other programming). The Condensed Statement reflects the exclusion of revenues and expenses for programming not acquired by USAi. Prior to October 21, 1997, USAN was a 50% owned joint venture between Universal and Viacom Inc. ("VIACOM"). On October 21, 1997, Universal acquired from Viacom the remaining 50% interest in USAN and Sci-Fi Europe. The Universal Television Group historical combined financial statements include the results of operations of USAN as if the acquisition of the remaining interest in USAN took place on January 1, 1997.

      The Condensed Statement is presented for illustrative purposes only and is not necessarily indicative of the results of operations which would have actually been reported had the Universal Transaction occurred as of January 1, 1997, nor is the Condensed Statement necessarily indicative of future results of operations.

                              UNIVERSAL TRANSACTION
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                                 (in thousands)

                                        Universal
                                       Television       Pro Forma       Universal
                                          Group         Adjustments     Transaction

                                     --------------   -------------   -------------

NET REVENUES:

   UTV                               $     713,857    $   (355,355)(A)$    368,939
                                                            10,437 (C)
   USAN                                    759,509         (20,844)(B)     738,665
                                       ------------     -----------     -----------
     Total net revenues                  1,473,366        (365,762)      1,107,604
                                     --------------   -------------   -------------

Operating costs and expenses:
   Program costs                           979,033        (258,445)(A)     700,874
                                                           (19,714)(B)
   Other costs                             267,683         (27,803)(B)     241,725
                                                            12,057 (E)
                                                           (10,212)(D)
   Depreciation and amortization            54,881              --          54,881
                                       ------------     -----------     -----------
     Total operating costs and expenses  1,301,597        (304,117)        997,480
                                     --------------   -------------   -------------

     Operating profit                      171,769         (61,645)        110,124
   Interest income (expense), net              730              52 (A)         782
   Other expense, net                           --         (13,337)(B)     (13,337)
                                     --------------   -------------   -------------
Income (loss) before income taxes          172,499         (74,930)         97,569
Income tax (expense) benefit               (69,000)         29,972         (39,028)
Minority interest                          (49,662)         49,662 (F)          --
                                       ============     ===========     ===========
NET EARNINGS                         $      53,837    $      4,704          58,541
                                     ==============   =============   =============


                              UNIVERSAL TRANSACTION
                          NOTES TO UNAUDITED PRO FORMA
                     COMBINED CONDENSED STATEMENT OF OPERATIONS

      (A) This adjustment reflects the exclusion of Universal Television Group revenues and expenses for programming not acquired. See adjustment (C).

      (B) Adjustment to eliminate previously consolidated foreign operations and reflect 50-50 joint venture between a newly-formed subsidiary of USAi (the "LLC") and Universal with respect to the international development of USAN, Sci-Fi Europe and the new action/suspense channel known as "13th Street."

      (C) Adjustment to reflect the effect of LLC's exclusive domestic distribution arrangement for television programs and theatrical films for which Universal will retain ownership.

      (D) Net adjustment to reflect the effect of Universal's exclusive distribution arrangement for UTV television programs in the pay television and home video markets and the related merchandising rights.

      (E) Net adjustment to reflect the effect of Universal's exclusive international distribution arrangement for television programs that are being acquired and other productions of UTV, USAN and affiliates of USAi.

      (F) Adjustment to reflect elimination of minority ownership in USAN prior to October 21, 1997.